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EXHIBIT 99

                       JOINT FILING AGREEMENT PURSUANT TO
     RULE 13D-1(k)(1) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

         Each of the undersigned hereby agrees to be included in the joint filing of the Amendment No. 3 to Schedule 13D dated April 1, 2004 with respect to his or its beneficial ownership of shares of common stock of SSP Solutions, Inc., a Delaware corporation.

          Dated: April 1, 2004

                    By: /s/ Marvin J. Winkler. an individual
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                                   (Signature)

          JAW Financial, L.P.

                By: JAW Lending, Inc., its general partner

                    By: /s/ Marvin J. Winkler, its president
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                                   (Signature)

          JAW Lending, Inc.

                    By: /s/ Marvin J. Winkler, its president
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                                   (Signature)